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                                                                  EXHIBIT 3.ii.2

                     INTERNATIONAL ACUVISION SYSTEMS, INC.
                            (a Delaware corporation)

                                     BYLAWS

                                   ARTICLE I
                                    OFFICES

          Section 1.1.  Registered Office.

          The registered office of International AcuVision Systems, Inc. (the "Company") in the State of Delaware shall be located at the principal place of business in that state of the corporation or individual acting as the Company's registered agent in the State of Delaware.

          Section 1.2.  Principal Executive Office.

          The principal executive office of the Company for the transaction of the business of the Company shall be at such place as may be established by the Board of Directors (the "Board"). The Board is granted full power and authority to change said principal executive office from one location to another.

          Section 1.3.  Other Offices.

          The Company may have other offices, either within or without the State of Delaware, at such place or places as the Board from time to time may designate or the business of the Company may require.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

          Section 2.1.  Date, Time and Place.

          Meetings of stockholders of the Company shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

          Section 2.2.  Annual Meetings.

          Annual meetings of stockholders for the election of directors to the Board and for the transaction of such other business as may be stated in the written notice of the meeting or as may properly come before the meeting shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

          Section 2.3.  Special Meetings.

          Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, may be called by the Board or the President. Special meetings of stockholders shall be called by the Board or the Secretary at the written request of stockholders holding a majority of the aggregate number of shares of the capital stock of the Company issued and outstanding and entitled to vote at such meeting. Such written request shall state the purpose or purposes for which the special meeting is called. The place, date and time of a special meeting shall be fixed by the Board or the officer calling the meeting and shall be stated in the written

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notice of such meeting, which notice shall state the purpose or purposes for which the meeting is called. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the written notice of meeting and matters germane thereto.

               Section 2.4.   Notice of Meetings.

               Written notice of the place, date and time of, and the general nature of the business to be transacted at, a meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting, in the manner prescribed by Section 6.1 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.

               Section 2.5.   Stockholder List

               The Secretary or other officer in charge of the stock ledger of the Company shall prepare and make, at least ten (10) days prior to a meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Company registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place and time of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               Section 2.6.   Voting Rights.

               In order that the Company may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders or at any adjournment(s) thereof or to express consent or dissent to corporate action in writing without a meeting, the Board may fix a record date in the manner prescribed by Section 9.1 of these Bylaws. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner prescribed by Section 2.7 of these Bylaws. Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, each holder of capital stock entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall be entitled to one vote for each share of such stock registered in such stockholder's name or the books and records of the Company as of the record date.

               Section 2.7. Proxies

               Each proxy shall be in writing and shall be executed by the stockholder giving the proxy or by such stockholder's duly authorized attorney. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his or her legal representative or assigns, except in those cases where an irrevocable proxy permitted by the General Corporation Law of the State of Delaware shall have been given.

               Section 2.8. Quorum and Adjournment(s) of Meetings.

               Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, a majority of the aggregate number of shares of each class of capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. If such majority shall not be present in person or represented by proxy at a meeting of stockholders, the stockholders entitled to


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vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until holders of the requisite number of shares of stock entitled to vote at the meeting shall be present in person or represented by proxy. When a meeting of stockholders is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date, and time of such adjourned meeting are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present in person or represented by proxy, stockholders may transact any business that might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment(s) thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.9. Required Vote.

     Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the shares of each class of capital stock present in person or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the subject matter (including, but not limited to, the election of directors to the Board) shall be the act of the stockholders with respect to the matter voted upon.

     Section 2.10. Action Without Meeting.

     Notwithstanding contrary provisions of these Bylaws covering notices and meetings, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by stockholders without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of capital stock issued and outstanding and entitled to vote on the subject matter having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all such shares of stock entitled to vote thereon were present and voted. Prompt notice of the taking of corporate or other action by stockholders without a meeting by less than unanimous written consent of stockholders shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

     Section 3.1. Board of Directors.

     The business and affairs of the Company shall be managed by, or under the direction of, a Board of Directors. The Board may exercise all such powers of the Company and do all such lawful acts and things on its behalf as are not by the General Corporate Law of the State of Delaware, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.

     Section 3.2. Number, Election and Tenure.

     The number of directors which shall constitute the whole Board shall be fixed from time to time by the resolution of the Board. In no event shall the total number of directors which shall constitute the whole Board be fixed by the Board at less than one (1) or more than seven (7). The Board shall not at any time decrease the total number of directors which shall constitute the whole Board if to do so would shorten the term of any incumbent director. With the exception of the initial Board which shall be elected by the incorporator of the Company, and except as provided otherwise in these Bylaws, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor is elected and qualified or until his or her earlier



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resignation or removal.

       Section 3.3.   Resignation and Removal.

       Any director or member of a committee of the Board may resign at any time upon written notice to the Board, the Chairman of the Board, or the President. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board, or the President. The acceptance of a resignation shall not be necessary to make it effective. Any director may be removed, either with or without cause, as provided by the General Corporation Law of the State of Delaware.

       Section 3.4.   Vacancies and Newly Created Directorships.

       Vacancies occurring for any reason and newly-created directorships resulting from an increase in the authorized number of directors which shall constitute the whole Board, as fixed pursuant to Section 3.2 of these Bylaws, shall be filled by the election of a new director or directors at a special meeting of stockholders called for such purpose. Any director so chosen shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor shall be elected and qualified, or until his or her earlier resignation or removal.


                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

       Section 4.1.   Date, Time and Place.

       Meetings of the Board shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be determined by the Board pursuant to these Bylaws.

       Section 4.2.   Annual Meetings.

       After the annual meetings of stockholders, the newly-elected Board may hold a meeting, on such date and at such time and place as shall be determined by the Board, for the purpose of organization, election of officers and such other business that may properly come before the meeting. Such meeting may be held without notice.

       Section 4.3.   Regular Meetings.

       Regular meetings of the Board may be held without notice on such date and at such time and place as shall be determined from time to time by the Board.

       Section 4.4.   Special Meetings.

       Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, the President or the Secretary by means of oral, telephonic, written telegraphic, cable or other similar notice, duly given, delivered, sent or mailed to each director, in the manner prescribed by Section
6.1 of these Bylaws. Special meetings of the Board may be held at any time without notice if all of the directors are present or if those directors not present waive notice of the meeting in writing either before or after the date of the meeting.

       Section 4.5.   Quorum.

       A majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board. If a quorum shall not be present at a

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meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 4.6.  Required Vote.

      Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the affirmative vote of a majority of the directors present at a meeting of the Board at which a quorum is present shall be the act of the Board with respect to the matter voted upon.

      Section 4.7.  Action Without Meeting.

      Any action required or permitted to be taken at a meeting of the Board, or committee thereof, may be taken by directors without a meeting if all of the members of the Board, or committee thereof, consent thereto in writing and such writing is filed with the minutes of proceedings of the Board, or committee thereof.

      Section 4.8.  Telephone Meetings.

      Members of the Board, or any committee thereof, may participate in a meeting of the Board, or committee thereof, by means of conference telephone or similar communications equipment by means of which all of the members participating in the meeting can hear each other. Participation by members of the Board, or committee thereof, by such means shall constitute presence in person of such members at such meeting.


                                   ARTICLE V
                      COMMITTEES OF THE BOARD OF DIRECTORS

      Section 5.1.  Designation and Powers.

      The Board may designate one or more committees from time to time in its discretion, by resolution passed by the affirmative vote of a majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws. Each committee shall consist of one or more of the directors on the Board. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company and may authorize the corporate seal of the Company affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or these Bylaws, adopting an agreement of merger or consolidation, recommending to stockholders the sale, lease, or exchange of all or substantially all of the Company's assets, or recommending to stockholders a dissolution of the Company or a revocation of a dissolution; and, unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Company or any class or series of stock. Each committee shall keep regular minutes of its meetings and shall report the same to the Board when requested to do so.



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                                   ARTICLE VI
                                    NOTICES

      Section 6.1.  Delivery of Notice.

      Notices to stockholders and, except as permitted below, to directors on the Board shall be in writing and may be delivered by mail or by messenger. Notice by mail shall be deemed to be given at the time when such notice is deposited in a United States post office or letter box, enclosed in a postpaid sealed wrapper, and addressed to a stockholder or director at his respective address appearing on the books and records of the Company, unless such stockholder or director shall have filed with the Secretary a written request that notices intended for such stockholder or director be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice by messenger shall be deemed to be given when such notice is delivered to the address of a stockholder or director as specified above. Notices to directors also may be given orally in person or by telephone, or by telex, telegram, cable, or other similar means, or by leaving the notice at the residence or usual place of business of a director. Notice by oral communication, telex, telegram, cable, or other similar means shall be deemed to be given upon dispatch of such notice. Notice by messenger shall be deemed to be given when such notice is delivered to a director's residence or usual place of business. Notices, requests, and other communications required or permitted to be given or communicated to the Company by the Certificate of Incorporation, these Bylaws, or any other agreement shall be in writing and may be delivered by messenger, United States mail, telex, telegram, cable, or other similar means. Notice to the Company shall be deemed to be given upon actual receipt of such notice by the Company.

      Section 6.2.  Waiver of Notice.

      Whenever notice is required to be given by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, a written waiver of notice signed by the person entitled thereto, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, Board, or committee of the Board need be specified in any written waiver of notice.


                                  ARTICLE VII
                                    OFFICERS

      Section 7.1.  Officers.

      At its annual meeting, or at such other meeting as it may determine, or by unanimous written consent of the directors without meeting, the Board shall elect such officers as the Board from time to time may designate or the business of the Company may require. The Chairman of the Board shall be selected from among the directors on the Board, but no other executive officer need be a member of the Board. Any number of offices may be held by the same person.

      Section 7.2.  Other Officers and Agents.

      The Board also may elect such other officers and agents as the Board from time to time may determine to be advisable. Such officers and agents shall serve for such terms, exercise such powers, and perform such duties as shall be specified from time to time by the Board.



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     Section 7.3.  Tenure, Resignation, Removal and Vacancies.

     Each officer of the Company shall hold his office until his or her successor is elected and qualified, or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected pursuant to
Section 7.2 of these Bylaws shall have been fixed by the Bylaws or determined by the Board or other governing body, such person shall cease to hold office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed such person. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected by the Board may be removed at any time, with or without cause, by the Board; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Company. Any officer may resign at any time upon written notice to the Board, the Chairman of the Board or the President. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board or the President. The acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Board and such successor or successors shall hold office for such term as may be specified by the Board.

     Section 7.4.  Authority and Duties.

     All officers and agents, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided in these Bylaws and as generally pertain or are necessarily incidental to the particular office or agency. In addition to the powers and duties hereinafter specifically prescribed for certain officers of the Company, the Board from time to time may impose or confer upon any of the officers such additional duties and powers as the Board may see fit, and the Board from time to time may impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers. The Board may give general authority to any officer to affix the corporate seal of the Company and to attest the affixing by his or her signature.

     Section 7.5.  The Chairman of the Board.

     The Chairman of the Board shall preside at all meetings of stockholders and of the Board, and shall be a member of all standing committees of the Board. The Chairman of the Board shall see that all resolutions and orders of the Board are carried into effect, shall vote, in the name of the Company, stock or securities in other corporations or associations held by the Company unless another officer is designated by the Board for that purpose, and in connection with all the foregoing shall be authorized to delegate to the President and the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable.

     Section 7.6.  The Chief Executive Officer.

     The Chief Executive Officer shall have general and active management, supervision, direction, and control of the business of the Company. He or she shall assist the Chairman of the Board in the management of the Company and in the absence or disability of or upon the delegation by the Chairman of the Board he or she shall preside at all meetings of stockholders and of the Board. He or she shall report from time to time to the Board all matters within his or her knowledge which the interest of the Company may require to be brought to the attention of the Board. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board or Chairman of the Board.


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     Section 7.7. The President.

     The President shall perform such duties as may be specifically assigned to him or her from time to time by the Board, the Chairman of the Board, or the Chief Executive Officer. In case of the absence or disability of the Chief Executive Officer, and if the Board, the Chairman of the Board, or the Chief Executive Officer has so authorized, the President shall perform the duties of the office of the Chief Executive Officer.

     Section 7.8. The Treasurer.

     The Treasurer shall be the Chief Financial Officer of the Company and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and records belonging to the Company. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board or any officer of the Company authorized by the Board to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board, the Chairman of the Board, or the Chief Executive Officer. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, the Chairman of the Board, or the Chief Executive Officer, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, the President, and the Board (at its regular and special meetings), or whenever any of them may request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Company. If required by the Board, he or she shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, moneys, and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

     Section 7.9. The Secretary.

     The Secretary shall attend all meetings of the Board and all meetings of stockholders and record all votes and record the proceedings of such meetings in a book to be kept for that purpose. He or she shall perform like duties for any committees of the Board when required or requested. He or she shall give, or cause to be given, notice of all meetings of stockholders and, when necessary, of the Board. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board, the Chairman of the Board or the Chief Executive Officer. The Secretary shall have custody of the corporate seal of the Company and he or she, or an Assistant Secretary, if any, shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary.

     Section 7.10. The Assistant Secretary(ies).

     The Assistant Secretary, if any be so appointed by the Board, or if there be more than one, the Assistant Secretaries, shall perform such duties as may be specifically assigned to them from time to time by the Board, the Chairman of the Board or the Chief Executive Officer. In case of the absence or disability of the Secretary, and if the Board, the Chairman of the Board or the Chief Executive Officer has so authorized, the Assistant Secretary, or if there be more than one Assistant Secretary, such Assistant Secretary as the Board, the Chairman of the Board, or the Chief Executive Officer shall designate, shall perform the duties of the office of the Secretary.



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                                  ARTICLE VIII

                             CERTIFICATES OF STOCK

     Section 8.1. Form and Signature.

     The stock certificates representing the stock of the Company shall be in such form or forms not inconsistent with the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws as the Board shall approve from time to time. Stock certificates shall be numbered, the certificates for the shares of stock to be numbered consecutively, and shall be entered in the books and records of the Company as such certificates are issued. No certificate shall be issued for any share until the consideration therefor has been fully paid. Stock certificates shall exhibit the holder's name, certify the class and series of stock and the number of shares in such class and series of stock owned by the holder, and shall be signed (a) by the Chairman of the Board, or any Vice Chairman of the Board, or the Chief Executive Officer, or the President, and (b) by the Treasurer, or any Assistant Treasurer, or the Secretary, or any Assistant Secretary. Any or all of the signatures on a stock certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar on the date of issuance.

     Section 8.2. Lost, Stolen or Destroyed Certificates.

     The Board may direct that a new stock certificate be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person, or his or her legal representative, claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall required and/or to give the Company a bond in such sum as the Board shall direct as indemnity against any claim that may be made against the Company, any transfer agent or any registrar on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

     Section 8.3. Registration of Transfer.

     Shares of common stock of the Company shall be transferable only upon the Company's books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers of the Company, or to such other person as the Board may designate. Upon surrender to the Company of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books and records.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 9.1. Record Date.

     In order that the Company may determine the stock holders entitled to notice of, and to vote at, a meeting of stockholders, or to express consent or dissent to corporate action in writing without meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other



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lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment(s) of such meeting; provided, however, that the Board may, in its discretion, and shall if otherwise required by these Bylaws fix a new record date for the adjourned meeting.

       Section 9.2.   Registered Stockholders.

       Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Company shall be entitled to recognize the exclusive right of a person registered on its books and records as the owner of shares of stock of the Company to receive dividends and to vote as such owner, shall be entitled to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or other claims to, or interest in, such stock on the part of any other person, whether or not the Company shall have express or other notice thereof.

       Section 9.3.   Dividends.

       The Board shall declare and pay dividends ratably, share for share, on the Company's capital stock in all sums so declared, out of funds legally available therefor.

       Section 9.4.  Dividend Declarations.

       Dividends on the capital stock of the Company may be declared quarterly, semiannually or annually as the Board may from time to time, in its discretion, determine.

       Section 9.5.   Checks and Notes.

       All checks and drafts on the bank accounts of the Company, all bills of exchange and promissory notes of the Company, and all acceptances, obligations, and other instruments for the payment of money drawn, signed, or accepted by the Company shall be signed or accepted, as the case may be, by such officer or officers, agent or agents, and in such manner as shall be thereunto authorized from time to time by the Board or by officers of the Company designated by the Board to make such authorization.

       Section 9.6.   Fiscal Year.

       The fiscal year of the Company shall commence on September 1 and end on August 31 of each year, unless otherwise fixed by resolution of the Board.

       Section 9.7.   Corporate Seal.

       The corporate seal shall be circular in form and shall have inscribed thereon the name of the Company, the year of its organization, and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

       Section 9.8.   Voting of Securities of Other Issuers.

       In the event that the Company shall own and/or have power to vote any securities (including, but not limited to, shares of stock) of any other issuer, such securities shall be voted by the Chairman of the Board as provided in
Section 7.5 of these Bylaws, or by such other person or persons, to such extent, and in such manner as may be determined by the Board. If the Company shall be a general partner in any partnership, the acts of the Company in such capacity may be approved by the Board and taken by the officers as may be authorized or determined by the Board from time to time.

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